SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COUNTRYWIDE FINANCIAL CORPORATION
COUNTRYWIDE CAPITAL V
(Exact name of registrant as specified in its charter)

Delaware Delaware (State of incorporation or organization)	13-2641992 APPLIED FOR (I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California (Address of principal executive offices)	91302 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file numbers to which this form relates:
333-131707
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Countrywide Capital V 7.000% Capital Securities (and the Guarantee with respect thereto)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The securities to be registered hereby consist of (i) the 52,000,000 7.000% Capital Securities (the “Capital Securities”) of Countrywide Capital V, a Delaware statutory trust, (ii) up to 7,800,000 of additional Capital Securities which may be issued pursuant to underwriters’ over-allotment options and (iii) the guarantee with respect thereto (the “Guarantee”) by Countrywide Financial Corporation, a Delaware corporation.
     For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings: (a) “Description of the Preferred Securities” and “Description of the Guarantees” in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-131707) filed under the Securities Act of 1933, (the “Act”), with the Securities and Exchange Commission (the “Commission”) on February 9, 2006, and as amended by that certain Post-Effective Amendment No. 1 filed on October 27, 2006 (such Registration Statement being hereinafter referred to as the “Registration Statement”), and (b) “Summary of Terms of Capital Securities” and “Guarantee of Capital Securities” in the prospectus supplement filed pursuant to Rule 424(b) of the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Preferred Securities and the Guarantees have been filed pursuant to Rule 424(b) under the Act with the Commission and are incorporated by reference herein.
ITEM 2. EXHIBITS.

2.1+	—	Certificate of Trust for Countrywide Capital V

2.2+	—	Declaration of Trust for Countrywide Capital V

2.3+	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Capital Securities

2.4+	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation

2.5+	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation

2.6	—	Form of Capital Security (included in Exhibit 2.3)

2.7	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 2.4)

2.8+	—	Form of Capital Securities Guarantee

+	Incorporated by reference to the exhibits to the Registration Statement.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 8, 2006

COUNTRYWIDE FINANCIAL CORPORATION
By:	/s/ Eric P. Sieracki
	Name:	Eric P. Sieracki
	Title:	Executive Managing Director and Chief Financial Officer

COUNTRYWIDE CAPITAL V

By:	/s/ Sandor E. Samuels
	Name:	Sandor E. Samuels
	Title:	Administrative Trustee

By:	/s/ Eric P. Sieracki
	Name:	Eric P. Sieracki
	Title:	Administrative Trustee

By:	/s/ Jennifer Sandefur
	Name:	Jennifer Sandefur
	Title:	Administrative Trustee